UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 25, 2019

Virtual Crypto Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Ha’amal Street, Rosh Ha’ayin, Israel	4809174
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 3-600-3375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2019, Virtual Crypto Technologies, Inc. (OTCMKTS:VRCP), a company organized under the laws of the State of Delaware (the “Company”) entered into the First Amendment to the Share Exchange Agreement (the “First Amendment”) with Algomizer Ltd. (TASE:ALMO), a company organized under the laws of the State of Israel (“Algomizer”), which amends a closing condition to that certain Share Exchange Agreement entered into between the parties on February 7, 2019 (the “Agreement”), as previously reported in its report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 7, 2019 (the “Initial 8-K”). As further described below, the First Amendment states and provides that it is incumbent on Algomizer to deliver the financial statements of Viewbix Ltd., an Israeli corporation (“Viewbix”), within sixty (60) days of the Closing Date of the Agreement, instead of immediately upon the Closing Date.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported in the Initial 8-K, the Company entered into the Agreement with Algomizer, pursuant to which Algomizer agreed to assign, transfer and deliver its 99.83% holdings in Viewbix to the Company in exchange for shares of restricted common stock of the Company, representing 65% of the issued and outstanding share capital of the Company on a fully diluted basis as of the Closing Date, following the conversion of convertible notes of the Company into shares of the Company’s restricted common stock, and which excludes warrants to purchase shares of the Company’s common stock expiring in 2020, with an exercise price representing a valuation of the Company equal to at least $30,000,000 (“Fully Diluted Share Capital”), and additional warrants as further described below. In addition, upon the earlier of: (a) the launch of a live video product to an American consumer in the United States by Viewbix, or (b) the launch of an interactive television product to an American consumer in the United States by Viewbix, the Company will issue to Algomizer an additional 1,642,193 shares of restricted common stock of the Company representing 5% of the Fully Diluted Share Capital immediately following the Closing Date.

The foregoing description of the Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, of which was filed as Exhibit 10.1 to the Initial 8-K and is incorporated by reference herein.

On July 25, 2019 (the “Closing Date”), pursuant to the Agreement, the Company and Algomizer consummated the Agreement (the “Closing”), and as a result, the Company issued to Algomizer at the Closing: (i) 20,281,085 shares of common stock of the Company; (ii) warrants to purchase 3,649,318 shares of restricted common stock of the Company with an exercise price of $0.48 per share, representing a valuation of the Company equal to $15,000,000 on a Fully Diluted Share Capital basis, which represents 10% of the Fully Diluted Share Capital immediately following the Closing Date for a period of ten (10) years; (iii) warrants to purchase 3,649,318 shares of restricted common stock of the Company with an exercise price of $0.80 per share, representing a valuation of the Company equal to $25,000,000 on a Fully Diluted Share Capital basis, which represents 10% of the Fully Diluted Share Capital immediately following the Closing Date for a period of ten (10) years.

On July 24, 2019, the Company filed a separate Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware changing the name of the Company from “Virtual Crypto Technologies, Inc.” to “Viewbix Inc.” effective at 08:10AM, Eastern Time on July 25, 2019. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On July 25, 2019, the Company issued 20,281,085 shares of its common stock to Algomizer in consideration for 99.83% holdings in Viewbix, and 3,434,889 shares of its common stock to holders of convertible notes of which were converted upon Closing. The shares of common stock were issued under Regulation S. The Company also issued a total of 7,298,636 warrants to Algomizer to purchase the Company’s common stock, whereby (i) 3,649,318 of such warrants have an exercise price of $0.48, and (ii) 3,649,318 of such warrants have an exercise price of $0.80.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. As a result of the consummation of the Agreement, a change of control of the Company occurred on the Closing Date.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2019, Mr. Eyal Ben Ami notified the Company that he resigns from the Company’s board of directors effective immediately prior to and contingent upon the Closing. Mr. Ben Ami’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 25, 2019, Mr. Alon Dayan, the Company’s currently serving chief executive officer, and Mr. Gadi Levin, the Company’s currently serving chief financial officer, each tendered their resignations from their respective positions effective immediately prior to and contingent upon the Closing. Mr. Dayan will continue to serve the Company as a member of the Company’s board of directors and Mr. Levin will transition to the role of senior accounting consultant.

On July 25, 2019, Mr. Noam Band, 48, was appointed to the Company’s board of directors, where he will assume the role of chairman of the board of directors. Since 2013, Mr. Band has served as Algomizer’s chief executive officer and chairman of its board of directors. Mr. Band holds both a B.A. in economics and an MBA from the Hebrew University in Jerusalem.

On July 25, 2019, Mr. Jonathan Stefansky, 47, was elected to the Company’s board of directors and appointed as the Company’s chief executive officer. Mr. Stefansky previously co-founded Viewbix and currently serves as its chief executive officer. Mr. Stefansky holds a B.A. in management information systems from Yeshiva University, New York, and an MBA from Baruch College’s Zicklin School of Business, New York.

On July 25, 2019, Mr. Amihay Hadad, 42, was appointed by the Company’s board of directors to serve as the Company’s chief financial officer. From 2011 until 2018, Mr. Hadad served as the chief financial officer of Yedioth Internet and thereafter was appointed as chief financial officer of Algomizer. Mr. Hadad holds both a B.A. and an MBA from the College of Management Academic Studies in Rishon LeZion, Israel, and an M.A. in law from Bar-Ilan University, Israel. Mr. Hadad is also a certified public accountant in Israel.

On July 25, 2019, Mr. Hillel Scheinfeld, 48, was appointed by the Company’s board of directors to serve as the Company’s chief operating officer. Mr. Scheinfeld co-founded Viewbix in 2007, and thereafter served as its chief operating officer. Mr. Scheinfeld holds a B.A. in management information systems from Yeshiva University, New York.

There are no arrangements or understandings between Mr. Band, Mr. Stefansky, Mr. Hadad or Mr. Scheinfeld, respectively, and any other persons, pursuant to which each of them was selected as a director or officer of the Company. There are no additional current or proposed transactions between the Company and Mr. Band, Mr. Stefansky, Mr. Hadad or Mr. Scheinfeld, respectively, or any of their immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

No new compensatory arrangements were entered into in connection with the aforementioned leadership changes.

The appointment of the new directors will come into effect ten (10) days subsequent to the Closing Date.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company intends to file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Form 8-K no later than 71 days after the filing date of this current report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Virtual Crypto Technologies, Inc., July 25, 2019.
4.1	Form of Warrant by and between the Company and Algomizer Ltd., dated July 25, 2019.
10.1	Share Exchange Agreement between the Company and Algomizer Ltd., dated February 7, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K, filed February 7, 2019).
10.2	First Amendment to the Share Exchange Agreement between the Company and Algomizer Ltd., dated July 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtual Crypto Technologies, Inc.

By:	/s/ Alon Dayan
Name:	Alon Dayan
Title:	Chief Executive Officer

Date: July 25, 2019